INTERNAP CORPORATION
AMENDED AND RESTATED
2017 STOCK INCENTIVE PLAN
Section 1
BACKGROUND AND PURPOSE
The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Restricted Stock and RSUs to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock, (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders, and (4) to compensate Directors for their services to the Company. The Plan was originally effective June 21, 2017, was amended effective June 7, 2018, and is further amended and restated as of the Effective Date.
Section 2
DEFINITIONS
2.1   1933 Act — means the Securities Act of 1933, as amended.
2.2   1934 Act — means the Securities Exchange Act of 1934, as amended.
2.3   Affiliate  — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under Section 414(C) of the Code if  “50 percent” were substituted for “80 percent” in the income tax regulations under Section 414(C) of the Code.
2.4   Board — means the Board of Directors of the Company.
2.5   Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.6   Change in Control — means the happening of any of the following events:

(a)
An acquisition, or a series of acquisitions within a 12 month period, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section;

(b)
Any Entity becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of either (i) the Outstanding Stock or (ii) the Outstanding Voting Securities; excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section;

(c)
A change in the composition of the Board such that the individuals who, as of the Effective Date of this Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date of this Plan whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(d)
The consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”); excluding however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a Parent) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, such Parent) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, of the Parent); or

(e)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
2.7   Code — means the Internal Revenue Code of 1986, as amended.
2.8   Committee  — means the Compensation Committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3.
2.9   Company — means Internap Corporation and any successor to Internap Corporation.
2.10 Continuous Service — means that a Participant’s service with the Company or an Affiliate, whether as an employee, consultant or director, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continued Service; provided, further, that that if any Stock Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence taken by a Participant.
2.11   [reserved]
2.12  Director  — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary.
2.13   Effective Date — means the date that this Plan becomes effective in accordance with Section 4.
2.14   Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom one or more grants are made under this Plan.
2.15   Fair Market Value — means (a) the closing price of the Stock reported on Nasdaq on the date of grant, vesting or other determination date, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Stock were traded, (b) if the Stock is not listed on Nasdaq, the Fair Market Value shall be the closing price of the Stock on such other United States-based quotation system or stock exchange on which the Stock may be traded on the date of grant, vesting or other determination date, as applicable, or if such exchange is closed on that date, the last preceding date on which such exchange was open for trading and on which shares of Stock were actually traded, or (c) if no Fair Market Value of the Stock may be determined according to the preceding clauses (a) or (b), in the discretion of the Committee, any stock valuation method which complies with the requirements of Section 409A of the Code, based on the provisions of such statutory provision and any formal guidance issued by the Internal Revenue Service.
2.16   Parent  — means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) of the Company.
2.17   Participant — means any Eligible Employee or Director.
2.18   Plan  — means this Internap Corporation 2017 Stock Incentive Plan as effective as of the date approved by the stockholders of the Company and as amended from time to time thereafter.
2.19   Preexisting Plans — means the Internap Network Services Corporation 2005 Incentive Stock Plan and the Internap Network Services Corporation 2014 Stock Incentive Plan.
2.20   Restricted Stock — means a grant of Stock under Section 7 while such Stock remains subject to forfeiture, restrictions on transfer, or other conditions pursuant to Section 7 or Section 8.
2.21   RSU  — means a grant under Section 7 of stock units designed to be satisfied or settled in either cash based on the Fair Market Value of the number of shares of Stock described in such grant or a number of shares of Stock equal to the number of stock units, which stock units, at the Committee’s discretion, may be subject to the risk of forfeiture, restrictions on transfer or other restrictions under Section 7 or Section 8.
2.22   Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
2.23   Stock — means the common stock of the Company.
2.24   Stock Award — means any Restricted Stock or RSU.
2.25   Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of Restricted Stock or RSUs, which may be in one or more documents, including a notice of the award in addition to any certificate.
2.26   Subsidiary  — means a corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.
Section 3
SHARES AND GRANT LIMITS
3.1   Shares Reserved. Subject to Section 11, there shall be reserved for issuance under this Plan 3,425,000 shares of Stock, such shares being comprised of the following:
(a)   Effective as of the Original Effective Date, 1,125,000 shares of Stock (originally 4,500,000, but reduced to 1,125,000 for the 4:1 reverse stock split effective November 21, 2017);
(b)   Effective June 7, 2018, an additional 1,000,000 shares of Stock; and
(c)   Effective upon the approval of the Company’s shareholders at the 2019 annual shareholders’ meeting, an additional 1,300,000 shares of Stock.
3.2   Source of Shares and Share Recycling.
(a)   Source. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.
(b)   No Recycling of Shares. Except for shares related to cancelled or forfeited Stock Awards and Stock Awards payable, by their terms, only in cash, the Plan is intended to restrict the “recycling” of shares of Stock back into the Plan. The full number of shares of Stock underlying a Stock Award (other than Stock Awards payable, by their terms, only in cash) shall count against the numerical limits of the Plan. Shares of Stock exchanged or withheld to satisfy tax withholding obligations count against the numerical limits of the Plan.
3.3   Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.
3.4   Grant Limits.
(a)   Individual Limit. No Participant in any calendar year shall be granted Stock Awards with respect to more than 350,000 shares of Stock (subject to Section 11).
(b)   Director Compensation Limits. The maximum number of shares of Stock subject to stock awards granted under the Plan or otherwise during any one fiscal year to any Director, taken together with any cash fees paid by the Company to such Director during such fiscal year for service as a Director, will not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), including for this purpose, the value of any Stock Awards that are received in lieu of all or a portion of any annual cash retainers or other similar cash based payments and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any stock award granted in a previous fiscal year. Nothing in this section shall limit a Stock Award or other compensation in excess of the limit of this Section 3.4(b) to the extent such award or other compensation is approved by action of the Board whereby all affected Directors have recused themselves from such approval.
3.5   Preexisting Plans. No grants shall be made under the Preexisting Plans on or after the Original Effective Date, but the terms of any grant made under either Preexisting Plan prior to the Original Effective Date shall be interpreted under the terms of the Preexisting Plan under which such grant was made and not under this Plan.
3.6   Effect of Amendment and Restatement. Unless expressly provided for herein, any grant made under this Plan prior to the Effective Date shall be interpreted under the terms of the Plan in effect at the time of such grant.
Section 4
EFFECTIVE DATE
The Effective Date of this Plan shall be the date the stockholders of the Company (acting at a duly called meeting of such stockholders) approve this Plan. The Original Effective Date is June 21, 2017.
Section 5
COMMITTEE
This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and any Stock Grant Certificate or other agreement or document ancillary to or in connection with this Plan and (subject to Section 12 and Section 13 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participant and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Participant shall have the right to require him or her to execute an agreement which makes the Participant subject to non-competition provisions and other restrictive covenants or conditions which run in favor of the Company. Such authority shall include, but not be limited to, selecting Stock Award recipients, establishing all Stock Award terms and conditions, including the terms and conditions set forth in Stock Grant Certificate, granting Stock Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Stock Grant Certificate, and, subject to Article 18, adopting modifications and amendments to this Plan or any Stock Grant Certificate, including without limitation, any that are necessary to comply with or qualify for the laws of the countries and other jurisdictions in which the Company operates.
Section 6
ELIGIBILITY
All Participants shall be eligible for the grant of Restricted Stock and RSUs under this Plan.
Section 7
RESTRICTED STOCK AND RSUs
7.1   Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and RSUs to Participants. The Committee may appoint a delegate and authorize such delegate to grant Restricted Stock and RSUs to Eligible Employees who are not “insiders” within the meaning of Rule 16b-3. Each grant of Restricted Stock or RSUs shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Restricted Stock grant or cash will be paid, or Stock will be issued, under the RSU grant and the conditions under which the Participant’s interest in any Stock or RSUs which have been issued will become non-forfeitable. Unless determined otherwise by the Committee, each unit awarded under an RSU grant will be equal to one share of Stock and shall entitle a Participant to either an equivalent number of shares of Stock or an amount of cash determined with reference to the Fair Market Value of an equivalent number of shares of Stock. To the extent determined by the Committee, RSUs may be satisfied or settled in cash, in shares of Stock or in a combination thereof. RSUs shall be settled no later than the 15th day of the third month after the RSUs vest. Restricted Stock and RSUs granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan.
7.2   Conditions.
(a)   Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Restricted Stock grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Participant only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under Section 7.2(b) for the related Restricted Stock grant.
(b)   Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due, or Stock to be issued, under an RSU grant or Stock issued in the name of a Participant under a Restricted Stock grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other conditions that the Committee acting in its absolute discretion deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. A Participant’s non-forfeitable interest in the shares of Stock underlying Restricted Stock or the cash payable, or Stock issuable, under an RSU grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this Section 7.2(b) before a Participant’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under Section 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Participant first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Participant in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate. The Committee may provide in any performance-based Stock Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example, but without limitation, the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.
(c)   Minimum Vesting Period. The minimum vesting period over which Stock Awards shall vest is one (1) year from the date the award is granted; provided, that the Committee may grant Stock Awards for an aggregate number of shares of Stock not to exceed 5% of the total number of shares of Stock available for issuance under this Plan (determined as of the Original Effective Date, but for the avoidance of doubt, including any additional shares authorized by the shareholders) that have no vesting period or a vesting period which lapses in full prior to a Participant’s completion of less than one (1) year of service following the grant date; and provided further, that replacement awards pursuant to Sections 11 or 12 hereof shall not be subject to a minimum vesting period nor taken into account when determining the total shares available for issuance under the 5% exception described in the above. Notwithstanding the forgoing, (i) to the extent that a Director is leaving the Board after five (5) years of service as a Director and is age 62 or older, the Board, in its sole discretion, may elect to accelerate the vesting of any of such Director’s outstanding Stock Awards and such Stock Awards shall not be subject to a minimum vesting period nor taken into account when determining the total shares available for issuance under the 5% exception described in the above, and (ii) awards to Directors granted on or about the annual stockholders’ meeting may vest at the next annual stockholders’ meeting even if such period between the two meetings is less than one (1) year and shall be deemed to meet the one (1) year minimum vesting period provided for herein.
(d)   Termination of Status as Participant. Subject to Section 7.1 and this Section 7.2, a Stock Grant Certificate may provide for the vesting and settlement of Restricted Stock or RSUs after a Participant’s status as such has terminated for any reason whatsoever, including retirement, death or disability.
7.3   Dividends and Voting Rights.
(a)   Dividends, Voting, Liquidation and Other Rights. Except as otherwise provided in the Plan or in a Stock Grant Certificate, a participant shall have all voting, dividend, liquidation and other rights with respect to the shares of Stock issued to the Participant as a Restricted Stock award under this Section 7 upon the Participant becoming the holder of record of the Stock granted pursuant to such award. Dividends with respect to such award shall be reinvested into additional Restricted Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s achievement of the performance objectives, time vesting, or other conditions with respect to such additional Restricted Stock.
(b)   Dividend Equivalents. The Committee may, at the date of the grant of a Stock Award, provide for the payment of dividend equivalents to a Participant either in cash or in shares of Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s achievement of the performance objectives, time vesting or other conditions with respect to which such dividend equivalents are paid.
7.4   Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Restricted Stock grant at such time as a Participant’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Participant as soon as practicable thereafter.
7.5   Code Section 162(m) Performance-Based Compensation. Any Stock Awards to covered employees that were in effect on or before November 2, 2017 that were intended to comply with the performance-based exception from the deductibility limitations as set forth in Code Section 162(m) shall be subject to the Code Section 162(m) provisions of the Plan that were in effect on the date such Stock Awards were granted.
Section 8
NON-TRANSFERABILITY
No Stock Award shall (absent the Committee’s consent) be transferable by a Participant other than by will or by the laws of descent and distribution. The person or persons to whom Restricted Stock or RSU are transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Participant.

Section 9
SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Participant shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the lapse of the forfeiture conditions, if any, on any Restricted Stock may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
Section 10
LIFE OF PLAN
No Restricted Stock or RSU shall be granted under this Plan on or after the earlier of:
(a)   the tenth anniversary of the Original Effective Date, in which event this Plan otherwise thereafter shall continue in effect until all Stock issued under any Restricted Stock or RSU awards under this Plan have been forfeited or have become non-forfeitable, or
(b)   the date on which all of the Stock reserved under Section 3 has (as a result of the satisfaction of the forfeiture conditions, if any, on Restricted Stock or RSUs) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.
Section 11
ADJUSTMENT
11.1   Capital Structure. The grant caps described in Section 3.4 and the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Awards granted under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after
(a)   any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offering, stock splits, or reverse stock splits, or
(b)   any other transaction described in Section 424(a) of the Code which does not constitute a Change in Control of the Company, the aggregate intrinsic value of each such outstanding Stock Award immediately before such restructuring or recapitalization or other transaction.
11.2   Available Shares. If any adjustment is made with respect to any outstanding Stock Award under Section 11.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3.1 for future Stock Awards and in order to ensure that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Stock Award as adjusted under Section 11.1 without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3.1 in light of any of the events described in Section 11.1(a) and Section 11.1(b) to the extent the Committee acting in good faith determines that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
11.3   Transactions Described in Section 424 of the Code. If there is a corporate transaction described in Section 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Awards (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding restricted stock, restricted stock unit, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding restricted stock, restricted stock unit, stock option and stock appreciation right grants previously made by such other corporation. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under Section 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
11.4   Fractional Shares. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Stock Award, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Stock Awards shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Committee shall be conclusive and binding on all affected persons.
11.5   Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Stock Awards (including without limitation, any performance goals) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 11.1 hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.
Section 12
CHANGE IN CONTROL
Unless otherwise determined by the Committee, in the event of a Change in Control of the Company, effective as of the Change Effective Date, any surviving corporation or acquiring corporation shall assume all Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to be settled in cash or to acquire the same consideration paid to the stockholders in the Change in Control for those Stock Awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan as of the Change Effective Date, then with respect to Stock Awards held by any Participant whose employment or service with the Company has not terminated, the vesting of such Stock Awards shall be accelerated in full; provided, that (a) if any issuance or forfeiture condition described in a Stock Award relates to satisfying any performance goal and there is a target for such performance goal, such issuance or forfeiture condition shall be deemed satisfied under this Section 12 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which case such issuance or forfeiture condition shall be deemed satisfied to the extent that such target has been so exceeded, and (b) a Change in Control shall effect a Stock Award which is subject to Section 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code.
Section 13
AMENDMENT OR TERMINATION
This Plan may be amended by the Board or the Committee from time to time to the extent that the Board or Committee deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to Section 12 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. In addition, the Board and the Committee each may suspend granting or making any Stock Awards under this Plan at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Stock Award granted before such suspension or termination unless (1) the Participant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 11.1 or Section 12.
Section 14
INDEMNIFICATION
Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility of the Committee is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee and any other individual or group exercising delegated authority or responsibility with respect to the Plan shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. The indemnification obligation of the Company pursuant to this Section 14 shall not apply to the extent that it is adjudged that a person otherwise entitled to indemnification by the Company hereunder did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company. This Section 14 shall not be construed as limiting the Company’s or any subsidiary’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.
Section 15
MISCELLANEOUS
15.1   Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of a Stock Award pending the actual delivery of the Stock subject to such Stock Award to such Participant. A Participant’s rights as a stockholder in the shares of Stock which remain subject to forfeiture under Section 7.2(b) shall be set forth in the related Stock Grant Certificate. The Committee may specify in a Stock Grant Certificate that the Participant’s rights, payments and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of such award. Such events may include, without limitation: breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Stock Grant Certificate or otherwise applicable to such Participant; a termination of a Participant’s Continuous Service for cause; or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
15.2   Deferral of Stock Awards. The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer consideration upon vesting of a Stock Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Stock or other consideration under a Stock Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payment of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
15.3   Other Provisions. The Stock Grant Certificates authorized under this Plan may contain such other provisions not inconsistent with this Plan as the Committee may deem advisable.
15.4   Section 409A. This Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following a Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of such Participant’s separation from service (or such person’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
15.5   [reserved]
15.6   Rule 16b-3. The Committee shall have the right to amend any Stock Award to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Participant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3.
15.7   Clawback Policies. Notwithstanding any other provisions in this Plan, except as otherwise determined by the Committee, all Stock Awards under this Plan shall be subject to such “clawback” or similar policies relating to the recovery of compensation as may be (a) adopted by the Company from time to time, (b) set forth in an Stock Grant Certificate or other grant agreement, or (c) required by any applicable law, rule, regulation or stock exchange listing requirement.
15.8   Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares of Stock or to require a Participant to remit in cash to the Company promptly upon notification of the amount due, an amount to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Stock Award under this Plan. In the case of any Stock Award satisfied in the form of shares of Stock, no shares of Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Stock Award. The Company may defer payments of cash or issuance or delivery of Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Stock (including shares of Stock pursuant to or issuable in respect of a Stock Award) to satisfy, in whole or in part, the amount required to be withheld ( provided that such amount, consistent with Accounting Standards Codification 718 as amended from time to time, shall not be in excess of the maximum statutory federal, state and local withholding requirements).
15.9   Beneficiary Designation. Each Participant who receives a Stock Award may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in the case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.
15.10   Non-Uniform Treatment. The Committee’s determinations under this Plan need not be uniform and may be made by the Committee selectively among persons who are eligible to receive, or actually receive, Stock Awards under this Plan.
15.11   No Contract of Employment. The grant of a Stock Award to a Participant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Participant any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Stock Grant Certificate.
15.12   Expenses. The costs of administering this Plan shall be paid by the Company.
15.13   Construction. All references to sections are to sections of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in Section 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of Stock Grant Certificate, the terms of this Plan shall control.
15.14   Other Conditions. Each Stock Grant Certificate may require that a Participant (as a condition to the issuance of Stock subject to a grant of Restricted Stock or RSUs) enter into an agreement or make representations prepared by the Company, including (without limitation) an agreement which restricts the transfer of Stock acquired pursuant to a Restricted Stock grant or RSU grant or provides for the repurchase of such Stock by the Company.
15.15   Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Participant which expressly provides for the acceleration in vesting of an outstanding Stock Award, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Stock Award and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Stock Award was granted or made, provided that, any such Stock Award shall not be subject to a minimum vesting period nor taken into account when determining the total shares available for issuance under the 5% exception described Section 7.2(c) herein.
15.16   No Repricing without Shareholder Approval. Except pursuant to Section 11 or 12 hereof, Stock Awards issued under this Plan may not be repriced, replaced, regranted through cancellation, modified, surrendered, substituted or exchanged (voluntary or involuntary) for cash or property without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Stock Awards to the same Participants.

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Plan History:

•	The Board of Directors approved this Plan in February 2017.

o	The Plan was approved by the shareholders at the Annual Meeting of Shareholders on June 21, 2017.

•	The Board of Directors amended this Plan in February 2018.

o	The amendment was approved by the shareholders at the Annual Meeting of Shareholders on June 7, 2018.

•	The Board of Directors amended this Plan in March 2019.

o	The Plan was approved by the shareholders at the Annual Meeting of Shareholders on June 6, 2019.

•	The Compensation Committee amended this Plan effective June 6, 2019.

o	No shareholder approval was required.

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